Exhibit 99.2

Item 8.   Financial Statements and Supplementary Data

SANDERS MORRIS HARRIS GROUP INC. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Sanders Morris Harris Group Inc.:

We have audited the accompanying consolidated balance sheets of Sanders Morris Harris Group Inc. and subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sanders Morris Harris Group Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain securities owned in 2008 due to the adoption of FASB Statement No. 157, Fair Value Measurements.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Sanders Morris Harris Group Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 16, 2009 expressed an unqualified opinion on the effectiveness of the  Company’s internal control over financial reporting.

/s/  KPMG LLP

Houston, Texas
March 16, 2009, except as to notes 1 and 24, which are as of December 10, 2009

SANDERS MORRIS HARRIS GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2008	2007

ASSETS
Cash and cash equivalents	$30,224	$46,503
Receivables, net of allowance of $1,470 and $2,330, respectively
Broker-dealers and clearing organizations	254	232
Customers	16,344	25,147
Related parties	8,417	14,676
Other	89,847	4,408
Deposits with clearing organizations	1,062	1,095
Securities owned	54,559	84,898
Securities available for sale	-	759
Furniture, equipment, and leasehold improvements, net	18,859	16,613
Other assets and prepaid expenses	2,261	2,329
Goodwill, net	63,078	88,461
Other intangible assets, net	12,565	6,427
Total assets	$297,470	$291,548

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued liabilities	$36,644	$29,523
Borrowings	-	200
Deferred tax liability, net	14,532	137
Securities sold, not yet purchased	12,884	15,432
Payable to broker-dealers and clearing organizations	2,051	2,973
Total liabilities	66,111	48,265

Commitments and contingencies

Equity:
Preferred stock, $0.10 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 29,207,962 and 25,765,806 shares issued, respectively	292	258
Additional paid-in capital	234,578	204,596
Retained earnings (accumulated deficit)	(5,895)	23,422
Accumulated other comprehensive income	-	161
Treasury stock, at cost, 1,049,085 shares and 929,285 shares, respectively	(6,421)	(5,259)
Total Sanders Morris Harris Group Inc. shareholders' equity	222,554	223,178
Noncontrolling interest	8,805	20,105
Total equity	231,359	243,283
Total liabilities and equity	$297,470	$291,548

The accompanying notes are an integral part of these consolidated financial statements.

SANDERS MORRIS HARRIS GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Year Ended December 31,
	2008	2007	2006
Revenue:
Investment advisory and related services	$73,882	$71,210	$41,664
Commissions	53,638	53,119	56,074
Investment banking	14,042	34,282	36,003
Principal transactions	33,158	9,643	18,120
Interest and dividends	6,719	6,746	6,637
Other income	11,388	7,038	5,757
Total revenue	192,827	182,038	164,255

Expenses:
Employee compensation and benefits	123,336	103,336	93,809
Floor brokerage, exchange, and clearance fees	6,789	6,180	7,210
Communications and data processing	10,971	9,768	7,466
Occupancy	12,540	11,335	10,794
Interest	147	35	803
Goodwill impairment charge	56,471	-	-
Amortization of intangible assets	1,004	349	-
Other general and administrative	27,796	29,435	22,162
Total expenses	239,054	160,438	142,244

Income (loss) from continuing operations before equity in income of limited partnerships and income taxes	(46,227)	21,600	22,011
Equity in income of limited partnerships	38,631	3,840	2,222
Income (loss) from continuing operations before income taxes	(7,596)	25,440	24,233
Provision for income taxes	9,409	3,529	6,485
Income (loss) from continuing operations, net of income taxes	(17,005)	21,911	17,748
Loss from discontinued operations, net of tax of $(717), $(506), and $(4,340), respectively	(1,392)	(981)	(7,634)
Net income (loss)	(18,397)	20,930	10,114
Less: Net income attributable to the noncontrolling interest	(6,896)	(15,837)	(6,708)
Net income (loss) attributable to Sanders Morris Harris Group Inc.	$(25,293)	$5,093	$3,406

Basic earnings (loss) per common share:
Continuing operations	$(0.91)	$0.25	$0.54
Discontinued operations	(0.05)	(0.04)	(0.37)
Net earnings (loss)	$(0.96)	$0.21	$0.17
Diluted earnings (loss) per common share:
Continuing operations	$(0.91)	$0.24	$0.53
Discontinued operations	(0.05)	(0.04)	(0.37)
Net earnings (loss)	$(0.96)	$0.20	$0.16

Weighted average common shares outstanding and committed:
Basic	26,314	24,777	20,475
Diluted	26,314	25,086	20,915

Amounts attributable to Sanders Morris Harris Group Inc. common shareholders:
Income (loss) from continuing operations, net of income taxes	$(23,901)	$6,074	$11,040
Discontinued operations, net of income taxes	(1,392)	(981)	(7,634)
Net income (loss)	$(25,293)	$5,093	$3,406

The accompanying notes are an integral part of these consolidated financial statements.

SANDERS MORRIS HARRIS GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(in thousands, except shares and per share amounts)

	Amounts						Shares
	Year Ended December 31,						Year Ended December 31,
	2008		2007		2006		2008	2007	2006
Common stock
Balance, beginning of year	$258		$253		$196		25,765,806	25,273,437	19,634,260
Sale of stock	-		-		50		-	-	5,000,000
Stock issued for acquisition	28		2		2		2,859,996	242,927	189,812
Stock issued pursuant to employee benefit plan	6		3		5		582,160	249,442	449,365
Balance, end of year	292		258		253		29,207,962	25,765,806	25,273,437
Common stock committed
Balance, beginning of year	-		-		-		-	-	-
Stock committed for acquistion	-		-		-		-	-	190,431
Stock issued pursuant to commitment	-		-		-		-	-	(190,431)
Balance, end of year	-		-		-		-	-	-
Additional paid-in capital
Balance, beginning of year	204,596		199,176		134,004
Sale of stock	-		-		58,391
Stock issued for acquisition	23,905		2,398		2,380
Stock issued pursuant to employee benefit plan; including tax benefit	3,171		599		2,001
Stock-based compensation expense	2,906		2,423		2,385
Collection of receivable for shares issued	-		-		15
Balance, end of year	234,578		204,596		199,176
Retained earnings (accumulated deficit)
Balance, beginning of year	23,422		23,902		23,936
Cumulative effect of adoption of a new accounting principle	893		-		-
Cash dividends ($0.18 per share in 2008; 2007; and 2006)	(4,917)		(5,573)		(3,440)
Net income (loss) attributable to Sanders Morris Harris Group Inc.	(25,293)	(25,293)	5,093	5,093	3,406	3,406
Balance, end of year	(5,895)	(25,293)	23,422	5,093	23,902	3,406
Accumulated other comprehensive income (loss)
Balance, beginning of year	161		86		30
Net change in unrealized appreciation on securities available for sale	(267)	(267)	125	125	89	89
Income tax benefit (expense) on change in unrealized appreciation on securities available for sale	106	106	(50)	(50)	(33)	(33)
Balance, end of year	-	(161)	161	75	86	56
Comprehensive income (loss)		(25,454)		5,168		3,462
Treasury stock
Balance, beginning of year	(5,259)		(3,481)		(3,481)		(929,285)	(739,411)	(739,402)
Acquisition of treasury stock	(1,162)		(1,778)		-		(119,800)	(189,874)	(9)
Balance, end of year	(6,421)		(5,259)		(3,481)		(1,049,085)	(929,285)	(739,411)
Noncontrolling interest
Balance, beginning of year	20,105		12,124		7,781
Purchase of membership interest from noncontrolling interest	(77)		101		-
Sale of membership interest to noncontrolling interest	(1,614)		-		-
Contributions	-		80		47
Distributions	(16,505)		(8,037)		(2,412)
Net income attributable to the noncontrolling interest	6,896		15,837		6,708
Balance, end of year	8,805		20,105		12,124
Total equity and common shares outstanding and committed	$231,359		$243,283		$232,060		28,158,877	24,836,521	24,534,026

The accompanying notes are an integral part of these consolidated financial statements.

SANDERS MORRIS HARRIS GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2008	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(18,397)	$20,930	$10,114
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Realized gain on securities available for sale	(205)	(1)	(12)
(Gain) loss on sales of assets	88	74	(9)
Depreciation and amortization	3,931	3,333	2,873
Provision for bad debts	1,180	5,308	836
Stock-based compensation expense	2,906	2,423	2,385
Goodwill impairment charge	56,471	-	4,456
Amortization of intangible assets	1,004	349	-
Deferred income taxes	14,501	(2,950)	596
Equity in income of limited partnerships	(38,631)	(3,840)	(2,222)
Unrealized and realized losses on not readily marketable securities owned, net	6,180	3,358	2,740
Not readily marketable securities owned received for payment of investment banking fees	(581)	(1,182)	(5,189)
Net change in:
Receivables	3,142	(20,348)	(11,775)
Deposits with clearing organizations	33	(11)	(11)
Marketable securities owned	(3,433)	16,888	(4,614)
Other assets and prepaid expenses	(740)	(293)	2
Accounts payable and accrued liabilities	3,007	2,794	3,814
Securities sold, not yet purchased	(2,548)	(4,675)	11,939
Payable to broker-dealers and clearing organizations	(922)	2,240	(2,539)
Net cash provided by operating activities	26,986	24,397	13,384
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,939)	(7,737)	(5,669)
Acquisitions, net of cash acquired of $0, $0, and $421, respectively	(29,080)	(8,292)	(2,382)
Proceeds from sales and maturities of securities available for sale	697	834	520
Purchases of not readily marketable securities owned	(1,369)	(24,201)	(1,152)
Proceeds from sales of not readily marketable securities owned	12,477	6,541	1,632
Proceeds from sales of assets	289	40	155
Net cash used in investing activities	(24,925)	(32,815)	(6,896)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(1,162)	(1,778)	-
Proceeds from sale of stock	-	-	58,441
Proceeds from shares issued pursuant to employee benefit plan	2,795	483	1,490
Tax benefit of stock options exercised	382	119	516
Collection of receivables for shares issued	-	-	15
Proceeds from borrowings	250	145	8,119
Repayment of borrowings	(450)	(500)	(18,270)
Investments by noncontrolling interest	-	80	47
Distributions to noncontrolling interest	(16,505)	(8,037)	(2,412)
Payments of cash dividends	(3,650)	(4,452)	(3,440)
Net cash provided by (used in) financing activities	(18,340)	(13,940)	44,506
Net increase (decrease) in cash and cash equivalents	(16,279)	(22,358)	50,994
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	46,503	68,861	17,867
CASH AND CASH EQUIVALENTS AT END OF YEAR	$30,224	$46,503	$68,861

The accompanying notes are an integral part of these consolidated financial statements.

SANDERS MORRIS HARRIS GROUP INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Through its operating subsidiaries, SMH Capital Inc. (formerly Sanders Morris Harris Inc.) (“SMH”), SMH Capital Advisors, Inc. (“Capital Advisors”), The Edelman Financial Center, LLC (“Edelman”), The Dickenson Group, LLC (“Dickenson”), The Rikoon Group, LLC (“Rikoon”), Leonetti & Associates, LLC (“Leonetti”), Miller-Green Financial Services, Inc. (“Miller-Green”), and Select Sports Group, Ltd. (“SSG”), Sanders Morris Harris Group Inc. (“SMHG” or “the Company”) provides a broad range of financial and other professional services, including asset and wealth management (including investment advice and management, financial planning, sports representation and management), investment and merchant banking, and institutional services (including institutional sales and trading, prime brokerage services, and research).  The Company serves a diverse group of institutional, corporate, and individual clients.

The Company merged with and acquired its operating subsidiaries from 1999 through 2008.  The acquisitions were accounted for using the purchase method and, accordingly, results of an acquired entity are included in the Company’s consolidated financial statements from the date of acquisition.  As a result, the current period results are not comparable to the prior periods.

During the third and fourth quarters of 2006, the Company closed (a) the activities of the division known as Fixed Income National, which began operations during the first quarter of 2006 and (b) Charlotte Capital, LLC (“Charlotte Capital”).  Fixed Income National provided fixed income brokerage services to institutional clients.  The operating results of the Fixed Income National division and Charlotte Capital are included in loss from discontinued operations, net of tax, and are excluded from the segment disclosures for all periods presented.  During the first quarter of 2009, the Company closed three retail offices.  The operating results for these offices are included in loss from discontinued operations, net of tax, and are excluded from the segment disclosures for all periods presented.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of its subsidiaries.  All material intercompany transactions and balances have been eliminated in consolidation.

Management's Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of consolidated assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Cash Equivalents

Highly liquid debt instruments with original maturities of three months or less when purchased are considered to be cash equivalents. SMH, the Company’s broker-dealer subsidiary, is subject to the regulations of the Securities and Exchange Commission that, among other things, may restrict the withdrawal of cash held at SMH’s clearing firms that is used to collateralize SMH’s trading accounts.

Securities Owned

Marketable securities are carried at fair value based on quoted market prices.  Not readily marketable securities are valued at fair value based on either internal valuation models or management’s estimate of amounts that could be realized under current market conditions assuming an orderly liquidation over a reasonable period of time.  Unrealized gains or losses from marking securities owned to market value are included in revenue under the caption “Principal transactions” and in “Equity in income of limited partnerships”.  Securities not readily marketable include securities (1) for which there is no market on a securities exchange or no independent publicly quoted market, (2) that cannot be publicly offered or sold unless registration is effected under the Securities Act of 1933 or other applicable securities acts, or (3) that cannot be offered or sold because of other arrangements, restrictions, or conditions applicable to the securities or to the company.  Proprietary transactions and the related income/expense are recorded on the trade date.  Realized gains and losses from sales of securities owned are computed using the average cost method and are also included in revenue under the caption “Principal transactions”.

Investments in not readily marketable securities, marketable securities with insufficient trading volumes, and restricted securities have been valued at their estimated fair value by the Company in the absence of readily ascertainable market values.  These estimated values may differ significantly from the values that would have been used had a readily available market existed for these investments.  Such differences could be material to the financial statements.   At December 31, 2008 and 2007, the Company’s investment portfolios included investments totaling $32.7 million and $61.1 million, respectively, whose values had been estimated by the Company in the absence of readily ascertainable market values.

Furniture, Equipment, and Leasehold Improvements

Furniture, equipment, and leasehold improvements are carried at cost. Depreciation of furniture and equipment is computed on a straight-line basis over a three to seven year period.  Amortization of leasehold improvements is computed on a straight-line basis over the term of the lease.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a purchase business combination.  Goodwill is reviewed for impairment at least annually in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets.  SFAS No. 142 requires that goodwill be tested for impairment between annual test dates if an event or changing circumstances indicate that it is more likely than not that the fair value of the reporting unit is below its carrying amount.   The goodwill impairment test is a two-step test.  Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill and other intangible assets).  If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement).  Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill.  The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141, Business Combinations.  The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

Factors considered in determining fair value in accordance with SFAS No. 142 include, among other things, the Company’s market capitalization as determined by quoted market prices for its common stock and the value of the Company’s reporting units.  The Company uses several methods to value its reporting units, including discounted cash flows, comparisons with valuations of public companies in the same industry, and multiples of assets under management.  If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

In performing the first step of the goodwill impairment test, the estimated fair values of the reporting units were developed using the methods listed above.  When performing the discounted cash flow analysis, the Company utilized observable market data to the extent available.  The discount rates utilized in these analyses ranged from 11% to 16%, reflecting market based estimates of capital costs.  The Company also calculates estimated fair values of the reporting units utilizing multiples of earnings, book value, and, when applicable, assets under management of the reporting unit.  The estimated fair value using these techniques is compared with the carrying value of the reporting unit to determine if there is an indication of impairment.

The Company performed its annual review for goodwill impairment as of April 30, 2008.  This review was updated to November 30, 2008 due to deterioration in overall macroeconomic conditions and the extended decline in the Company’s stock price.  The first step of the November goodwill impairment test resulted in an indication of impairment at four of the Company’s reporting units.  As such, the Company was required to perform step two of the goodwill impairment test for these reporting units.  This assessment resulted in the recognition of a goodwill impairment charge of $56.5 million.  A deferred tax benefit of $6.8 million was recognized as a result of this charge.

During the year ended December 31, 2006, the Company recognized goodwill impairment charges totaling $4.5 million related to its ownership of Charlotte Capital.  During the fourth quarter of 2006, the Company made the decision to close and closed Charlotte Capital.  The operating results of Charlotte Capital, including the goodwill impairment charges, are included in loss from discontinued operations, net of tax, in the accompanying consolidated statements of operations.

Other intangible assets consist primarily of customer relationships and trade names acquired in purchase business combinations.  Other intangible assets acquired that have indefinite lives (trade names) are not amortized but are tested for impairment annually or if certain circumstances indicate a possible impairment may exist.  Certain other intangible assets acquired (customer relationships and covenants not to compete) are amortized over their estimated useful lives and tested for impairment if certain circumstances indicate an impairment may exist.  During the year ended December 31, 2008, the Company recognized a trade name impairment of $227,000.

Resale and Repurchase Agreements

Transactions involving purchases of securities under agreements to resell (reverse repurchase agreements or reverse repos) or sales of securities under agreements to repurchase (repurchase agreements or repos) are accounted for as collateralized financings.  It is the policy of the Company to obtain the possession of collateral with a market value equal to or in excess of the principal amount loaned under resale agreements.  Collateral is valued daily, and the Company may require counterparties to deposit additional collateral or return collateral pledged when appropriate.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment (Revised 2004).  SFAS No. 123R established standards for the accounting for transactions in which an entity (1) exchanges its equity instruments for goods or services, or (2) incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of the equity instruments.  SFAS No. 123R eliminated the ability to account for stock-based compensation using Accounting Principles Board Opinion No. 25 (“APB No. 25”) and requires that such transactions be recognized as compensation cost in the income statement based on their fair values on the date of the grant.  SFAS No. 123R was effective for the Company on January 1, 2006.  The Company transitioned to fair value based accounting for stock-based compensation using a modified version of prospective application (“modified prospective application”).  Under modified prospective application, the Company applies SFAS No. 123R to new awards and to awards modified, repurchased, or cancelled after January 1, 2006.  Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered (generally referring to non-vested awards) that were outstanding as of January 1, 2006 must be recognized as the remaining requisite service is rendered after the adoption of SFAS No. 123R.  The attribution of compensation cost for those earlier awards is based on the same method and on the same grant-date fair values previously determined for the pro forma disclosures required for companies that did not adopt the fair value accounting method for stock-based employee compensation.  Future levels of compensation cost recognized related to stock-based compensation awards may be impacted by new awards and/or modifications, repurchase, and cancellations of existing awards before and after the adoption of this standard.

Income Taxes

The Company utilizes the asset and liability method for deferred income taxes. This method requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events recognized in the Company's financial statements or tax returns. All expected future events other than changes in the law or tax rates are considered in estimating future tax consequences.

The provision for income taxes includes federal, state, and local income taxes currently payable and those deferred because of temporary differences between the financial statements and tax bases of assets and liabilities.  The Company recognizes interest accrued related to unrecognized tax benefits in interest expense.  Penalties, if any, are recognized in other general and administrative expense.

Commissions

Commissions and related clearing expenses are recorded on the trade date as securities transactions occur.

Investment Banking

Investment banking revenue includes gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which the Company acts as an underwriter or agent.  Investment banking revenue also includes fees earned from providing merger and acquisition and financial restructuring advisory services.  Investment banking management fees are recorded on offering date, sales concessions on settlement date, and underwriting fees at the time the underwriting is completed and the income is realized or realizable and earned.  Other investment banking fees are recognized when the services have been performed.

Investment Advisory and Related Services

Revenue from investment advisory and related services consists primarily of portfolio and partnership management fees.  Portfolio management fees are received quarterly and are recognized as earned when payments are due.  Partnership management fees are received quarterly and are recognized as earned on a monthly basis.

Investments in Limited Partnerships

Investments in limited partnerships are accounted for at fair value, and principally consist of Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (Institutional), L.P., Sanders Opportunity Fund, L.P., Sanders Opportunity Fund (Institutional), L.P., SMH Credit Opportunity Fund, L.P. (formerly Tactical Opportunities High Yield Fund, L.P.), Life Sciences Opportunity Fund, L.P., Life Sciences Opportunity Fund (Institutional), L.P., Life Sciences Opportunity Fund II, L.P., Life Sciences Opportunity Fund (Institutional) II, L.P., 2003 Houston Energy Partners, L.P., 2005 Houston Energy Partners, L.P., Concept Capital, LLC, Select Sports Group, Ltd., Endowment Advisors, L.P., SMH Private Equity Group I, L.P., SMH Private Equity Group II, L.P., and SMH NuPhysicia, LLC.

Fair Values of Financial Instruments

The fair values of cash and cash equivalents, receivables, accounts payable and accrued liabilities, borrowings, and payables to broker-dealers approximate cost due to the short period of time to maturity.  Securities owned, securities available for sale, and securities sold, not yet purchased are carried at their fair values.

Sale of Stock

On October 4, 2006, we completed a sale of 5,000,000 shares of common stock in an underwritten public offering, at a price to the public of $12.50 per share.  Jefferies & Company, Inc. led the underwriting team, with Sandler O’Neill & Partners, L.P. as co-manager for the offering.  We received net proceeds (before expenses) of $58.75 million, which were used to repay the outstanding balance of our revolving credit facility and to provide funds for general corporate purposes, including expansion of our business and working capital.

Reclassifications

Certain reclassifications have been made to the 2006 consolidated financial statements to conform them to the 2007 and 2008 presentation.  Cash flow information has been revised to reclassify the acquisitions and dispositions of not readily marketable securities owned from net cash provided by operating activities to net cash used in investing activities.  The total amount thus reclassified was $480,000.  Management believes that the changes in the consolidated statement of cash flows are immaterial relative to the financial statements taken as a whole.  The result of this reclassification on net cash provided by 2006 operating activities was a decrease of $480,000.  The result of this reclassification on net cash used in investing activities in the 2006 consolidated statement of cash flows is as follows:

2006
(in thousands)

Net cash used in investing activities (as reported)	$(7,376)
Impact of reclassification of acquisitions and dispositions of not readily marketable securities	480
Net cash used in investing activities (as reclassified)	$(6,896)

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141R, Business Combinations (Revised 2007). SFAS No. 141R replaces SFAS No. 141, Business Combinations, and applies to all transactions and other events in which one entity obtains control over one or more other businesses. SFAS No. 141R requires an acquirer, upon initially obtaining control of another entity, to recognize the assets, liabilities, and any non-controlling interest in the acquiree at fair value as of the acquisition date. Contingent consideration is required to be recognized and measured at fair value on the date of acquisition rather than at a later date when the amount of that consideration may be determinable beyond a reasonable doubt. This fair value approach replaces the cost-allocation process required under SFAS No. 141 whereby the cost of an acquisition was allocated to the individual assets acquired and liabilities assumed based on their estimated fair value. SFAS No. 141R requires acquirers to expense acquisition-related costs as incurred rather than allocating such costs to the assets acquired and liabilities assumed, as was previously the case under SFAS No. 141. Under SFAS No. 141R, the requirements of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, would have to be met in order to accrue for a restructuring plan in purchase accounting. Pre-acquisition contingencies are to be recognized at fair value, unless it is a non-contractual contingency that is not likely to materialize, in which case, nothing should be recognized in purchase accounting and, instead, that contingency would be subject to the probable and estimable recognition criteria of SFAS No. 5, Accounting for Contingencies. SFAS No. 141R is expected to have a significant impact on the Company’s accounting for business combinations closing on or after January 1, 2009.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in U.S. generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS No. 157 was effective for the Company on January 1, 2008.  As a result of the adoption of SFAS No. 157, the Company recorded an increase in retained earnings of $893,000 on the adoption date.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.  SFAS No. 159 permits an entity to measure financial instruments and certain other items at estimated fair value.  Most of the provisions of SFAS No. 159 are elective; however, the amendment to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities that own trading and available-for-sale securities.  The fair value option created by SFAS No. 159 permits an entity to measure eligible items at fair value as of specified election dates.  The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument.  SFAS No. 159 was effective for the Company on January 1, 2008 and did not have an impact on the Company’s financial statements.  The Company did not elect the fair value option as permitted by SFAS No. 159.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB Statement No. 51. SFAS No. 160 amends Accounting Research Bulletin (“ARB”) No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. SFAS No. 160 was effective for the Company on January 1, 2009.  Net income (loss), as previously reported, was not affected.  However, total equity changed due to the inclusion of noncontrolling interest, formerly presented as minority interests outside of equity, into equity.

2.   ACQUISITIONS

On April 1, 2008, the Company acquired 100% of Miller-Green for cash consideration of $3.0 million.  At acquisition, Miller-Green, based in Houston, Texas, managed approximately $400 million in assets.  The acquisition was accounted for as a purchase and, accordingly, the financial information of Miller-Green has been included in the Company’s consolidated financial statements from April 1, 2008.  The consideration exceeded the fair market value of identifiable net tangible assets by $3.0 million, which has been recorded as other intangible assets.

On February 29, 2008, the Company acquired a 50.1% membership interest in Leonetti for consideration of $5.75 million paid in a combination of cash and shares of the Company’s common stock.  The Company agreed to purchase additional 10% membership interests in March 2013, 2014, and 2015, payable in a combination of cash and shares of the Company’s common stock.  The purchase price for the additional membership interests will be based on a multiple of the net income of Leonetti for the previous year.  At acquisition, Leonetti, based in Buffalo Grove, Illinois, managed approximately $400 million in assets.  The acquisition was accounted for as a purchase and, accordingly, the financial information of Leonetti has been included in the Company’s consolidated financial statements from February 29, 2008.  The consideration exceeded the fair market value of identifiable net tangible assets by $6.1 million, $2.0 million of which has been recorded as goodwill and $4.1 million of which has been recorded as other intangible assets.

On September 14, 2007, the Company acquired a 50.1% interest in Dickenson, an insurance agency with four registered agents based in Solon, Ohio.  The acquisition was accounted for as a purchase and, accordingly, the financial information of Dickenson has been included in the Company’s consolidated financial statements from September 14, 2007.  The consideration of $6.0 million, consisting of a combination of cash and shares of the Company’s common stock, exceeded the fair market value of identifiable net tangible assets by $6.0 million, $4.6 million of which has been recorded as goodwill and $1.4 million of which has been recorded as other intangible assets.

On May 24, 2007, the Company acquired a 75% interest in Rikoon for cash consideration of $6.0 million of which $1.3 million was recorded as compensation expense.  The Company agreed to purchase an additional 5% interest in February 2011 for cash consideration ranging from a minimum of $3.0 million to a maximum of $5.0 million based on the amount by which Rikoon’s average earnings before interest, taxes, depreciation, and amortization (“EBITDA”) varies from the threshold EBITDA specified in the purchase agreement.  At acquisition, Rikoon, based in Santa Fe, New Mexico, managed approximately $400 million in assets.  The acquisition was accounted for as a purchase and, accordingly, the financial information of Rikoon has been included in the Company’s consolidated financial statements from May 24, 2007.  The consideration exceeded the fair market value of identifiable net tangible assets by $4.4 million, which has been recorded as other intangible assets.

On May 10, 2005, the Company acquired a 51% interest in Edelman, one of the leading financial planning firms in the country.  Edelman, based in Fairfax, Virginia, manages approximately $2.9 billion in assets.  On May 12, 2008, the Company purchased an additional 25% membership interest in Edelman.  The Company paid an amount determined based upon Edelman’s 2007 pretax income (the “Second Tranche Consideration”).  The Second Tranche Consideration of $44.4 million, which was paid in a combination of cash and the Company’s common stock, has been recorded as goodwill.

On May 8, 2009, the Company was to purchase all of the remaining issued and outstanding membership interests of Edelman for approximately $38.7 million payable in a combination of cash and the Company’s common stock (the “Third Tranche Consideration”).  On January 29, 2009, the Company entered into an agreement (the “Agreement”) that made certain amendments to the May 10, 2005 purchase agreement.  Under the terms of the Agreement, the Company will not be required to pay the Third Tranche Consideration provided it fulfills the requirements of the Agreement.  See Note 25 – Subsequent Events.

3.   ALLOWANCE FOR DOUBTFUL ACCOUNTS

The following table sets forth pertinent information regarding the allowance for doubtful accounts (in thousands):

Balance at December 31, 2005	$512
Additions charged to cost and expenses	836
Charge off of receivables	(1,121)
Balance at December 31, 2006	227
Additions charged to cost and expenses	5,308
Charge off of receivables	(3,205)
Balance at December 31, 2007	2,330
Additions charged to cost and expenses	1,180
Charge off of receivables	(2,040)
Balance at December 31, 2008	$1,470

4.   SECURITIES OWNED AND SECURITIES SOLD, NOT YET PURCHASED

Securities owned and securities sold, not yet purchased at December 31, 2008 and 2007 were as follows:

	December 31,
	2008		2007
		Sold, Not Yet		Sold, Not Yet
	Owned	Purchased	Owned	Purchased
	(in thousands)
Marketable:
Corporate stocks and options	$21,877	$12,803	$23,799	$15,432
Corporate bond	-	81	-	-
	21,877	12,884	23,799	15,432
Not readily marketable:
Limited partnerships	29,356	-	53,012	-
Warrants	2,316	-	5,649	-
Equities and options	1,010	-	2,438	-
	32,682	-	61,099	-
	$54,559	$12,884	$84,898	$15,432

Securities not readily marketable include investment securities (a) for which there is no market on a securities exchange or no independent publicly quoted market, (b) that cannot be publicly offered or sold unless registration has been effected under the Securities Act of 1933 or other applicable securities acts, or (c) that cannot be offered or sold because of other  arrangements, restrictions, or conditions applicable to the securities or to the company.  Not readily marketable securities consist of investments in limited partnerships, equities, options, and warrants.  The investments in limited partnerships are accounted for using the equity method, which approximates fair value, and principally consist of Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (Institutional), L.P., Sanders Opportunity Fund, L.P., Sanders Opportunity Fund (Institutional), L.P., SMH Credit Opportunity Fund, L.P. (formerly Tactical Opportunities High Yield Fund, L.P.), Life Sciences Opportunity Fund, L.P., Life Sciences Opportunity Fund (Institutional), L.P., Life Sciences Opportunity Fund II, L.P., Life Sciences Opportunity Fund (Institutional) II, L.P., 2003 Houston Energy Partners, L.P., 2005 Houston Energy Partners, L.P., Concept Capital, LLC, Select Sports Group, Ltd., Endowment Advisors, L.P., SMH Private Equity Group I, L.P., SMH Private Equity Group II, L.P., and SMH NuPhysicia, LLC.

A summary of the results of operations and partners’ capital of the limited partnerships is as follows as of and for the years ended December 31, 2008, 2007, and 2006:

	Year Ended December 31,
	2008	2007	2006
	(in thousands)

Net investment income	$32,107	$30,751	$9,853
Unrealized loss on investments	(46,949)	(6,803)	(6,156)
Realized gain (loss) on investments	(4,706)	28,308	17,784
Increase (decrease) in partners' capital resulting from operations	$(19,548)	$52,256	$21,481
Total assets	$286,121	$612,868	$369,834
Total liabilities	(115,014)	(60,764)	(26,856)
Partners' capital	$171,107	$552,104	$342,978

SFAS No. 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).  The three levels of the fair value hierarchy under SFAS No. 157 are as follows:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A description of the valuation methodologies used for securities measured at fair value, as well as the general classification of such securities pursuant to the valuation hierarchy, is set forth below.

In general, fair value is based upon quoted market prices, where available.  If such quoted market prices are not available, fair value is based upon industry-standard pricing methodologies, models, or other valuation methodologies that primarily use, as inputs, observable market-based parameters.  Valuation adjustments may be made to ensure that securities are recorded at fair value.  The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values.

Level 1 consists of unrestricted publicly traded equity securities traded on an active market whose values are based on quoted market prices.

Level 2 includes securities that are valued using industry-standard pricing methodologies, models, or other valuation methodologies.  Level 2 inputs are other than quoted market prices that are observable for the asset, either directly or indirectly.  Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted market prices that are observable for the asset, such as interest rates and yield curves observable at commonly quoted intervals, volatilities, credit risks, prepayment speeds, loss severities, and default rates; and inputs that are derived principally from observable market data by correlation or other means.  Securities in this category include restricted publicly traded equity securities, publicly traded equity securities traded on an inactive market, publicly traded debt securities, warrants whose underlying stock is publicly traded on an active market, and options that are not publicly traded or whose pricing is uncertain.

Level 3 includes securities whose fair value is estimated based on industry-standard pricing methodologies and internally developed models utilizing significant inputs not based on, nor corroborated by, readily available market information.  This category primarily consists of investments in limited partnerships and equity securities that are not publicly traded.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The following table sets forth by level within the fair value hierarchy securities owned and securities sold, not yet purchased as of December 31, 2008:

	Level 1	Level 2	Level 3	Total
	(in thousands)

Securities owned	$21,596	$3,074	$13,423	$38,093
Securities sold, not yet purchased	12,794	90	-	12,884

The following table sets forth a summary of changes in the fair value of the Company’s level 3 securities owned for the year ended December 31, 2008:

Level 3
Securities Owned
Year Ended
December 31, 2008
(in thousands)

Balance, beginning of year	$16,620
Realized lossess	(934)
Unrealized gains (losses) relating to securities still held at the reporting date	(296)
Purchases, issuances, and settlements	(1,967)
Balance, end of year	$13,423

Net unrealized gains (losses) for level 3 securities owned are a component of “Principal transactions” and “Equity in income of limited partnerships” in the Consolidated Statements of Operations as follows:

	Year Ended
	December 31, 2008
		Equity in Income
	Principal	of Limited
	Transactions	Partnerships
	(in thousands)

Unrealized gains (losses) relating to securities still held at the reporting date	$37	$(333)

At December 31, 2008, the Company had $14.2 million and $2.3 million in securities owned that are valued in accordance with EITF D-46, Accounting for Limited Partnership Investments, and at cost basis, respectively.

In August 2008, agreements were reached which provided for Salient Partners’ and Endowment Advisers’ purchase of the Company’s interest in such entities for a total of $95.3 million.  The terms of the agreements provide that Endowment Advisers will pay the Company annually the greater of $12.0 million in priority to other distributions, or 23.15% of total distributions, until the Company has received a total of $86.0 million plus 6% per annum.  The Company received an additional $9.3 million note for its 50% interest in Salient Partners, payable with interest over a five-year period.

The Company recorded a receivable in the amount of $76.7 million representing the net present value of the expected receipts which is included in “Other receivables” in the Consolidated Balance Sheets.  The Company recognized a $50.4 million gain on this sale in 2008.

5.   SECURITIES AVAILABLE FOR SALE

Securities available for sale at December 31, 2007 were as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value
	(in thousands)
At December 31, 2007:
U.S. government and agency obligations	$133	$3	$-	$136
Marketable equity securities	359	264	-	623
Total	$492	$267	$-	$759

The Company’s available for sale portfolio is comprised of U.S. government agency obligations and large cap equity securities.  No securities available for sale had unrealized losses at December 31, 2007.

Management evaluates securities available for sale to determine if a decline in value is other than temporary.  Such evaluation considers the length of time and the extent to which market value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value.

Gross realized gains on sales of securities available for sale were $205,000, $1,000, and $15,000 for the years ended December 31, 2008, 2007, and 2006, respectively.  No realized losses on securities available for sale were recorded for the years ended December 31, 2008 and 2007.  Gross realized losses on sales of securities available for sale were $3,000 for the year ended December 31, 2006.  Such gains and losses are included in revenue under the caption “Principal transactions”.

6.   RECEIVABLES FROM BROKER-DEALERS AND CLEARING ORGANIZATIONS

Receivables from broker-dealers and clearing organizations at December 31, 2008 and 2007 were as follows:

	December 31,
	2008	2007
	(in thousands)

Receivables from broker-dealers and clearing organizations	$254	$232

7.   DEPOSITS WITH CLEARING ORGANIZATIONS

Under its clearing agreements, SMH is required to maintain a certain level of cash or securities on deposit with clearing organizations.  Should the clearing organizations suffer a loss due to the failure of a customer of the Company to complete a transaction, the Company is required to indemnify the clearing organizations.  The Company had $1.1 million on deposit as of December 31, 2008 and 2007 with clearing organizations to meet this requirement.

8.   FURNITURE, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

Furniture, equipment, and leasehold improvements at December 31, 2008 and 2007 were as follows:

	December 31,
	2008	2007
	(in thousands)

Furniture and fixtures	$5,209	$4,875
Equipment	9,539	8,911
Leasehold improvements	17,277	14,508
Accumulated depreciation and amortization	(13,166)	(11,681)
Furniture, equipment, and leasehold improvements, net	$18,859	$16,613

9.   BORROWINGS

In May 2005, the Company entered into a $15.0 million revolving credit facility with a bank.  In May 2008, this credit agreement was amended to decrease the revolving credit facility to the lesser of $5.0 million or the loan value of certain collateral pledged to secure the revolving credit facility.  The line of credit expires on May 31, 2009, unless extended.  Borrowings under the line of credit bear interest at LIBOR plus 200 basis points.  Interest is payable quarterly on this line of credit.  The credit facility is secured by a pledge of ownership interests in three of the Company’s subsidiaries.  Debt covenants require the Company to maintain certain debt to EBITDA and liquidity to funded debt ratios, as well as minimum assets under management.  At December 31, 2008, the Company was in compliance with all covenants.  There was no outstanding balance on the line of credit at December 31, 2008.  The amount of available borrowings under the line of credit, which is reduced by letters of credit issued by the Company, was $4.0 million at December 31, 2008.

10.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2008 and 2007 were as follows:

	December 31,
	2008	2007
	(in thousands)

Accounts payable	$4,898	$5,591
Compensation	19,221	18,000
Other	12,525	5,932
Total accounts payable and accrued liabilities	$36,644	$29,523

In conjunction with the sale of the Company’s interests in Salient Partners and Endowment Advisers, the Company recorded a payable in the amount of $4.1 million representing the net present value of future incentive compensation payments.  This payable is included in “Other” in the above table.

11.   INCOME TAXES

The components of the income tax provision (benefit) for the years ended December 31, 2008, 2007, and 2006 were as follows:
	Year Ended December 31,
	2008	2007	2006
	(in thousands)

From continuing operations:
Current	$(5,536)	$6,479	$5,650
Deferred	14,945	(2,950)	835
Income tax provision from continuing operations	9,409	3,529	6,485
From discontinued operations	(717)	(506)	(4,340)
Income tax provision	$8,692	$3,023	$2,145

The difference between the effective tax rate reflected in the income tax provision from continuing operations and the statutory federal rate is analyzed as follows:

	Year Ended December 31,
	2008	2007	2006
	(in thousands)

Expected federal tax at statutory rate of 34% for 2008, 2007, and 2006	$(4,927)	$3,265	$5,959
State and other income taxes	14,336	264	526
Total	$9,409	$3,529	$6,485

The effective tax rates from continuing operations for the years ended December 31, 2008, 2007, and 2006 were (64.9)%, 36.8%, and 37.0%, respectively.

The components of the deferred income tax assets and liabilities were as follows:

	December 31,
	2008	2007
	(in thousands)
Deferred income tax assets:
Unrealized loss on securities owned	$733	$-
Accumulated depreciation	294	1,321
Accrued liabilities	16	-
Allowance for doubtful accounts	558	869
Partnership income	-	233
Deferred compensation	350	830
Restricted stock compensation	1,208	196
Goodwill and other intangible amortization/impairment	5,158	-
SFAS No. 123R expense	247	95
Total deferred tax assets	8,564	3,544
Deferred income tax liabilities:
Accrued liabilities	-	(142)
Unrealized gains on securities available for sale	(101)	(100)
Prepaid expenses	(136)	(229)
Imputed interest expense	(186)	(183)
Goodwill and other intangible amortization	-	(734)
Unrealized gain on securities owned	-	(2,293)
Gain on sale of business	(22,673)	-
Total deferred tax liabilities	(23,096)	(3,681)
Net deferred tax liability	$(14,532)	$(137)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

The current tax receivable at December 31, 2008 and 2007 was $12.1 million and $1.6 million, respectively.  This receivable is a component of “Other receivables” in the Consolidated Balance Sheets.

The Company files income tax returns in the U.S. federal jurisdiction.  The Company is no longer subject to U.S. federal income tax examination by the taxing authorities for years before 2004.  The Company files in several state tax jurisdictions.  The Company is no longer subject to state income tax examination by the taxing authorities for years before 2004 with the exception of two jurisdictions which were voluntarily extended by the Company.

In July 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109.  FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes.  FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The evaluation of a tax position in accordance with FIN No. 48 is a two-step process.  The first step is a recognition process whereby the enterprise determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the enterprise should presume that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information.  The second step is a measurement process whereby a tax position that meets the more-likely-than-not recognition threshold is calculated to determine the amount of benefit to recognize in the financial statements.  The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

The provisions of FIN No. 48 were effective for the Company on January 1, 2007.  The adoption of FIN No. 48 did not have a significant impact on the Company’s consolidated financial statements.

12.   ACCOUNTING FOR STOCK-BASED COMPENSATION PLANS

Substantially all employees are eligible to participate in the Sanders Morris Harris Group Inc. 401(k) defined contribution plan.  The Company made no contributions to this plan in 2008, 2007, and 2006.

The Company has two types of stock-based compensation awards:  (1) stock options, and (2) restricted common stock.

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123R, Share-Based Payment (Revised 2004), which requires the Company to recognize the cost of all stock-based compensation in its consolidated financial statements.  The Company’s equity-classified awards are measured at grant-date fair value and are not subsequently remeasured.  The valuation of equity instruments underlying stock-based compensation, and the period during which the expense is recognized, is based on assumptions related to stock volatility, interest rates, vesting terms, and dividend yields.  Changes in these assumptions, including forfeiture rates, could have significant impacts on the expense recognized.

The Company’s 1998 Incentive Plan specifies that the number of shares of its common stock available for incentive awards or incentive stock options may not exceed the greater of 4,000,000 shares or 25% of the total number of shares of common stock outstanding.

Stock Options

The 1998 Incentive Plan provides for the issuance to eligible employees of, among other things, incentive and non-qualified stock options that may expire up to 10 years from the date of grant.   The outstanding options vest over one to five year service periods and have an exercise price equal to the closing price of the Company’s stock on the date of the grant.  Unvested options on the date of termination of employment are forfeited within 90 days of termination.  Typically, new shares are issued upon the exercise of stock options.

During the years ended December 31, 2008, 2007, and 2006, 246,078, 55,200, and 153,686 options were exercised for which the Company received proceeds of $1.2 million, $257,000, and $792,000, respectively, and the tax benefit realized from stock option exercises was $373,000, $119,000, and $516,000, respectively.  The Company recognized pretax compensation cost of $166,000, or $100,000 net of tax, for the year ended December 31, 2008 and $144,000, or $88,000 net of tax, for the year ended December 31, 2007.  The portion of stock-based compensation expense related to stock options that was unrecognized at December 31, 2008 was $105,000 and is expected to be recognized over a weighted average period of 0.96 years.

The following table sets forth information regarding the Company’s stock options for each of the three years in the period ended December 31, 2008:

			Weighted
		Weighted	Average	Aggregate
	Number	Average	Remaining	Intrinsic
	of Shares	Exercise Price	Life	Value
			(in years)	(in thousands)
Outstanding at December 31, 2005	915,271	$6.42
Granted	150,000	15.19
Exercised	(153,686)	5.15		$1,483
Oustanding at December 31, 2006	911,585	8.08
Granted	-	-
Exercised	(55,200)	4.66		340
Oustanding at December 31, 2007	856,385	8.30
Granted	50,000	8.17
Exercised	(246,078)	4.89		1,085
Oustanding at December 31, 2008	660,307	9.56	4.50	-

Options exercisable at December 31, 2008	606,140	9.25	4.19	-

Options available for grant at December 31, 2008	2,650,890

The following table summarizes information related to stock options outstanding and exercisable at December 31, 2008:

	Options Outstanding			Options Exercisable
	Number	Wgtd. Avg.		Number
Range of	Outstanding at	Remaining	Wgtd. Avg.	Exercisable at	Wgtd. Avg.
Exercise Prices	12/31/2008	Contr. Life	Exercise Price	12/31/2008	Exercise Price
		(in years)
$4.44-$6.04	280,307	1.54	$4.82	280,307	$4.82
$7.91-$9.15	75,000	7.62	8.17	58,333	8.16
$12.02-$17.20	305,000	6.46	14.27	267,500	14.14
$4.44-$17.20	660,307	4.50	9.56	606,140	9.25

The fair value of options at date of grant was estimated using the Black-Scholes option pricing model.  There were no stock options granted during 2007.  During 2008 and 2006, stock options were granted with the following weighted-average assumptions:

	2008	2006
Expected life in years	10.00	5.00
Interest rate	3.17%	5.02%
Volatility	28.33%	19.33%
Dividend yield	2.20%	1.24%
Weighted average fair value of options
granted during the period	$2.47	$3.65

Restricted Stock

The 1998 Incentive Plan permits the Company to grant restricted common stock to its employees.  Additionally, eligible employees and consultants are allowed to purchase, in lieu of salary, commission, or bonus, shares of the Company’s restricted common stock at a price equal to 66.66% of the 20-day average of the closing sales price of the Company’s common stock, ending on the day prior to the date the shares are issued.  All shares are valued at the closing price on the date the shares are issued.  The value of restricted shares granted, less consideration paid, if any, is amortized to compensation expense over a one to five-year vesting period.

Employees deferred compensation of $151,000, $225,000, and $698,000 during the years ended December 31, 2008, 2007, and 2006, respectively, that was used to purchase restricted common stock.  The Company recognized pretax compensation expense of $2.7 million, $2.3 million, and $2.4 million, or $1.6 million, $1.4 million, and $1.5 million net of tax, during the years ended December 31, 2008, 2007, and 2006, respectively, related to its restricted common stock plan.

The following table summarizes certain information related to restricted common stock grants at December 31, 2008:

	Number of	Weighted Average
	Shares	Grant Date Fair Value

Nonvested at January 1, 2008	526,741	$13.39

Nonvested at December 31, 2008	683,116	11.06

For the year ended December 31, 2008:

Granted	345,352	8.65

Vested	179,707	13.24

Forfeited	9,270	11.47

At December 31, 2008, total unrecognized compensation cost, net of estimated forfeitures, related to nonvested restricted stock totaled $4.5 million and is expected to be recognized over the next 4.25 years.  The fair value of restricted stock vested during the years ended December 31, 2008, 2007, and 2006 was $1.5 million, $2.2 million, and $2.2 million, respectively.

13.	PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.10 per share. Shares of preferred stock may be issued from time to time by the board of directors, without action by the shareholders, in one or more series with such designations, preferences, special rights, qualifications, limitations, and restrictions as may be designated by the board of directors prior to the issuance of such series.  No shares of preferred stock have been issued as of December 31, 2008.

14.	TREASURY STOCK

On November 6, 2007, the Company’s board of directors approved a program to repurchase up to 1,000,000 shares of the Company’s common stock.  Under the program, shares are repurchased in the open market or privately negotiated transactions from time to time at prevailing market prices.  Such repurchases are accounted for using the cost method.  The Company repurchased 119,800 and 189,874 shares of its common stock during the years ended December 31, 2008 and 2007, respectively, related to this program.

15.	EARNINGS (LOSS) PER COMMON SHARE

Basic and diluted earnings (loss) per common share computations were as follows:

	Year Ended December 31,
	2008	2007	2006
	(in thousands, except per share amounts)

Income (loss) from continuing operations	$(23,901)	$6,074	$11,040
Loss from discontinued operations, net of tax	(1,392)	(981)	(7,634)
Net income (loss) attributable to the Company	$(25,293)	$5,093	$3,406

Basic earning (loss) per common share:
Continuing operations	$(0.91)	$0.25	$0.54
Discontinued operations	(0.05)	(0.04)	(0.37)
Net earnings (loss)	$(0.96)	$0.21	$0.17

Diluted earnings (loss) per common share:
Continuing operations	$(0.91)	$0.24	$0.53
Discontinued operations	(0.05)	(0.04)	(0.37)
Net earnings (loss)	$(0.96)	$0.20	$0.16

Weighted average number of common shares outstanding:
Basic	26,314	24,777	20,475
Incremental common shares issuable under stock option plan, net	-	309	440
Diluted	26,314	25,086	20,915

Outstanding stock options of 511,000, 305,000, and 172,500 at December 31, 2008, 2007, and 2006, respectively, have not been included in diluted earnings per common share because to do so would have been antidilutive for the years presented.

16.	GOODWILL AND OTHER INTANGIBLE ASSETS

Changes in the carrying amount of the Company’s goodwill and other intangible assets for the years ended December 31, 2008 and 2007 were as follows:

	Year Ended December 31, 2008
			Amortizable Intangible Assets:			Total Other
			Covenants Not	Customer		Intangible
	Goodwill	Trade Names	To Compete	Relationships	Subtotal	Assets
	(in thousands)
Balance, beginning of year	$88,461	$2,246	$527	$3,654	$4,181	$6,427
Edelman Second Tranche Consideration	44,367	-	-	-	-	-
Acquisition of Miller-Green	-	1,104	57	1,862	1,919	3,023
Acquisition of Leonetti	2,057	1,403	64	2,652	2,716	4,119
Sale of Salient and Endowment Advisers	(15,336)	-	-	-	-	-
Goodwill impairment charge	(56,471)	-	-	-	-	-
Amortization/impairment of other intangible assets	-	(227)	(198)	(579)	(777)	(1,004)
Balance, end of year	$63,078	$4,526	$450	$7,589	$8,039	$12,565

	Year Ended December 31, 2007
			Amortizable Intangible Assets:			Total Other
			Covenants Not	Customer		Intangible
	Goodwill	Trade Names	To Compete	Relationships	Subtotal	Assets
	(in thousands)
Balance, beginning of year	$83,810	$-	$-	$963	$963	$963
Acquisition of Rikoon	-	1,759	295	2,384	2,679	4,438
Acquisition of Dickenson	4,651	487	289	599	888	1,375
Amortization	-	-	(57)	(292)	(349)	(349)
Balance, end of year	$88,461	$2,246	$527	$3,654	$4,181	$6,427

As of December 31, 2008, the remaining weighted-average amortization period is 4.88 years for covenants not to compete and 12.16 years for customer relationships included in the table above.

The following table shows estimated future amortization expense related to these intangible assets (in thousands):

2009	$798
2010	690
2011	690
2012	679
2013	675
Thereafter	4,507

17.	COMMITMENTS AND CONTINGENCIES

The Company has issued letters of credit in the amounts of $420,000, $245,000, $230,000, $144,000, and $92,000 to the owners of five of the offices that we lease to secure payment of our lease obligations for those facilities.  The Company has issued a letter of credit in the amount of $100,000 to secure the payment of the deductible portion of the Company’s workers compensation insurance policy.

In December 2006, Ric Edelman organized a new entity, Edelman Financial Advisors, LLC (“EFA”) to expand the Edelman financial platform into additional markets outside the Washington, D.C. metropolitan area.  The Company owns a 10% membership interest in EFA.  We committed to initially loan EFA up to $20.0 million to cover its start-up expenses of which $10.0 million has been advanced and subsequently repaid.  Mr. Edelman has guaranteed repayment of the EFA obligation to the extent of funds that will be owed to him by the Company in connection with the purchase of Edelman.  There was no outstanding balance on the Company’s loan to EFA at December 31, 2008.  On January 29, 2009, the Company entered into an agreement (the “Agreement”) whereby the Company will purchase an additional 66% of EFA for an aggregate consideration of $25.0 million in cash and a subordinated promissory note in the principal amount of $10.0 million.  Under the terms of the Agreement, the Company will not be required to loan EFA the remaining $10.0 million provided it fulfills the requirements of the Agreement.  See Note 25 – Subsequent Events.

The Company has uncommitted financing arrangements with clearing brokers that finance our customer accounts, certain broker-dealer balances, and firm trading positions.  Although these customer accounts and broker-dealer balances are not reflected on the consolidated balance sheet for financial reporting purposes, the Company has generally agreed to indemnify these clearing brokers for losses they may sustain in connection with the accounts, and therefore, retains risk on these accounts.  The Company is required to maintain certain cash or securities on deposit with our clearing brokers.

In the normal course of business, the Company enters into underwriting commitments.  There were no firm underwriting commitments open at December 31, 2008.

Many aspects of our business involve substantial risks of liability. In the normal course of business, we have been and in the future may be named as defendant or co-defendant in lawsuits and arbitration proceedings involving primarily claims for damages. We are also involved in a number of regulatory matters arising out of the conduct of our business. There can be no assurance that these matters will not have a material adverse effect on our results of operation in any future period and a significant judgment could have a material adverse impact on our consolidated financial position, results of operations, and cash flows. In addition to claims for damages and monetary sanctions that may be made against us, we incur substantial costs in investigating and defending claims and regulatory matters.

In May 2005, SMH acted as placement agent for a private placement of $50.0 million in convertible preferred stock of Ronco Corporation, a company involved in direct response marketing. Subsequent to the offering, Ronco experienced financial difficulties and ultimately filed a voluntary petition under Chapter 11 of the Bankruptcy Code on June 14, 2007.  The bankruptcy court approved the sale of substantially all of Ronco’s assets in August 2007, and the case has been converted to liquidation under Chapter 7.  It is unlikely that there will be any distribution to its unsecured creditors or equity security holders.  In 2007, SMH wrote off a $3.0 million subordinated working capital loan that it made to Ronco in 2006.

In May 2007, two purchasers of Ronco convertible preferred stock filed a complaint against SMH, US Special Opportunities Trust PLC and Renaissance US Growth Investment Trust PLC, Case No. 07-04837, in the 193rd Judicial District Court, Dallas County, Texas, alleging common law fraud, statutory fraud in a stock transaction, violations of the Texas Securities Act, and negligent misrepresentation in connection with the plaintiffs’ purchase of $2.0 million in Ronco convertible preferred stock. SMH has filed an answer and special exceptions. SMH believes it has valid defenses to all claims made by the plaintiffs.  However, there is no assurance that the Company will successfully defend such claims.  We expect this case to go to trial in the second quarter of 2009.

In view of the inherent difficulty of predicting the outcome of legal proceedings, particularly where the plaintiffs seek substantial or indeterminate damages or where novel legal theories or a large number of parties are involved, we cannot state with confidence what the eventual outcome of currently pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual result in each pending matter will be.  Based on currently available information, we have established reserves for certain litigation matters and our management does not believe that resolution of any matter will have a material adverse effect on our liquidity or financial position although, depending on our results for a particular period, an adverse determination could have a material effect on quarterly or annual operating results in the period in which it is resolved.

Total rental expense for operating leases was $7.3 million, $6.5 million, and $6.4 million for the years ended December 31, 2008, 2007, and 2006, respectively.  Rent expense on operating leases is recognized on a straight line basis over the life of the respective leases.  The Company and its subsidiaries have obligations under operating leases that expire by 2018 with initial noncancelable terms in excess of one year.  Aggregate annual rentals for office space and computer and office equipment are as follows (in thousands):

2009	$9,562
2010	9,625
2011	9,279
2012	8,417
2013	7,454
Thereafter	15,725
Total minimum rental payments	60,062
Minimum sublease rentals	(1,252)
Net minimum rental payments	$58,810

18.	CONCENTRATIONS OF RISK

Financial investments that potentially subject the Company to concentrations of credit risk primarily consist of securities available for sale, securities owned, and all receivables.  The Company’s securities portfolio has a concentration in companies in the energy and life sciences sectors.  Risks and uncertainties associated with financial investments include credit exposure, interest rate volatility, regulatory changes, and changes in market values of equity securities.  Future changes in market trends and conditions may occur that could cause actual results to differ materially from the estimates used in preparing the accompanying consolidated financial statements.

The Company executes, as agent, securities transactions on behalf of its customers.  If either the customer or a counterparty fails to perform, the Company may be required to discharge the obligations of the nonperforming party.  In such circumstances, the Company may sustain a loss if the market value of the security is different from the contract value of the transaction.  The Company’s customer security transactions are transacted on either a cash or margin basis.  In margin transactions, the customer is extended credit by the clearing broker, subject to various regulatory margin requirements, collateralized by cash and securities in the customer’s account.  In connection with these activities, the Company executes customer transactions with the clearing broker involving the sale of securities not yet purchased (short sales).  In the event the customer fails to satisfy its obligation, the Company may be required to purchase financial instruments at prevailing market prices in order to fulfill the customer’s obligations.

The Company and its subsidiaries are engaged in various trading and brokerage activities with counterparties that primarily include broker-dealers, banks, and other financial institutions.  If counterparties do not fulfill their obligations, the Company may be exposed to risk.  The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument.  It is the Company's policy to review, as necessary, the credit standing of each counterparty.

19.	NET CAPITAL REQUIREMENTS OF SUBSIDIARY

SMH is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1 (and the rule of the “applicable” exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1).  At December 31, 2008, SMH had net capital, as defined, of $8.8 million, which was $7.7 million in excess of its required net capital of $1.1 million.

20.	BUSINESS SEGMENT INFORMATION

SMHG has two operating segments, Asset/Wealth Management and Capital Markets, and one non-operating segment, Corporate Support and Other. The business segments are based upon factors such as the services provided and distribution channels served. Certain services are provided to customers through more than one of our business segments.

The Asset/Wealth Management segment provides investment advisory, wealth and investment management, and financial planning services to institutional and individual clients. It earns an advisory fee based on such factors as the amount of assets under management and the type of services provided. The Asset/Wealth Management segment may also earn commission revenue from the sale of equity, fixed income, mutual fund, and annuity products; and sales credits from the distribution of investment banking issues. In addition, performance fees may be earned for exceeding performance benchmarks for the investment portfolios in the limited partnerships that we manage.  The Asset/Wealth Management segment also earns revenue from net interest on customers’ margin loan and credit account balances and sales credits from the distribution of investment banking products.

The Capital Markets segment generally provides corporate financing services to its institutional client base.  These services are provided through three divisions:  (i) investment banking, (ii) institutional brokerage, and (iii) prime brokerage services.

•
The Investment Banking division provides corporate securities underwriting, private financings, and financial advisory services. The Company participates in corporate securities distributions as a manager, co-manager, or member of an underwriting syndicate or of a selling group in public offerings managed by other underwriters. Fees earned for our role as an advisor, manager, or underwriter are included in the investment banking business.   Sales credits associated with the distribution of investment banking products are reported in the Institutional Brokerage segment or the Asset/Wealth Management segment depending on the relevant distribution channel.

•
The Institutional Brokerage division distributes equity and fixed income products through its distribution network to its institutional clients. Institutional revenue consists of commissions and principal credits earned on transactions in customer brokerage accounts, net interest on customers’ margin loan and credit account balances, and sales credits from the distribution of investment banking products.

•
The Prime Brokerage Services division provides trade execution, clearing, custody, and other back-office services to hedge funds and other professional traders. Prime broker revenue consists of commissions and principal credits earned on equity and fixed income transactions, interest income from securities lending services to customers, and net interest on customers’ margin loan and credit account balances.

The Corporate Support and Other segment includes realized and unrealized gains and losses on the Company’s investment portfolios, and interest and dividends earned on our cash and securities positions. Unallocated corporate revenue and expenses are included in Corporate Support and Other.  Gains and losses from sports representation and management services performed by SSG are included in Corporate Support and Other.

The following summarizes certain financial information of each reportable business segment for the years ended December 31, 2008, 2007, and 2006.  SMHG does not analyze asset information in all business segments.

	Year Ended December 31,
	2008	2007	2006
		(in thousands)
Revenue:
Asset/Wealth Management	$99,178	$103,478	$77,959
Capital Markets:
Investment banking	12,220	23,609	25,239
Institutional brokerage	15,845	15,519	21,349
Prime brokerage services	61,658	36,583	34,788
Capital Markets Total	89,723	75,711	81,376
Corporate Support and Other	3,926	2,849	4,920
Total	$192,827	$182,038	$164,255

Income (loss) from continuing operations before
equity in income (loss) of limited partnerships, minority
interests, and income taxes:
Asset/Wealth Management	$32,188	$33,678	$19,159
Capital Markets:
Investment banking	(4,246)	4,273	7,728
Institutional brokerage	(671)	1,232	2,819
Prime brokerage services	2,851	2,750	2,595
Capital Markets Total	(2,066)	8,255	13,142
Corporate Support and Other	(76,349)	(20,333)	(10,290)
Total	$(46,227)	$21,600	$22,011

Equity in income (loss) of limited partnerships:
Asset/Wealth Management	$1,516	$8,479	$1,494
Capital Markets:
Investment banking	-	-	-
Institutional brokerage	-	-	-
Prime brokerage services	-	-	-
Capital Markets Total	-	-	-
Corporate Support and Other	37,115	(4,639)	728
Total	$38,631	$3,840	$2,222

Income (loss) from continuing operations before
income taxes:
Asset/Wealth Management	$33,704	$42,157	$20,653
Capital Markets:
Investment banking	(4,246)	4,273	7,728
Institutional brokerage	(671)	1,232	2,819
Prime brokerage services	2,851	2,750	2,595
Capital Markets Total	(2,066)	8,255	13,142
Corporate Support and Other	(39,234)	(24,972)	(9,562)
Total	$(7,596)	$25,440	$24,233

Net income attributable to the noncontrolling interest:
Asset/Wealth Management	$(6,896)	$(15,837)	$(6,708)
Capital Markets:
Investment banking	-	-	-
Institutional brokerage	-	-	-
Prime brokerage services	-	-	-
Capital Markets Total	-	-	-
Corporate Support and Other	-	-	-
Total	$(6,896)	$(15,837)	$(6,708)

21. SUPPLEMENTAL CASH FLOW INFORMATION

	Year Ended December 31,
	2008	2007	2006
	(in thousands)

Cash paid for income taxes, net	$2,320	$5,742	$1,072
Cash paid for interest	9	23	842
Non-cash investing activities:
Acquisitions:
Receivables	10	-	-
Goodwill	24,136	2,400	2,449
Accounts payable and accrued liabilities	(290)	-	(67)
Noncontrolling interest	77	-	-
Common stock	(23,933)	(2,400)	(2,382)
Sale of nonmarketable securities:
Receivables	76,727	-	-
Sale of limited partnerships	(72,583)	-	-
Accounts payable and accrued liabilities	(4,144)	-	-
Non-cash financing activities:
Dividends declared not yet paid	1,267	1,121	-

22. RELATED PARTY TRANSACTIONS

The Company had receivables from related parties totaling $8.4 million and $14.7 million at December 31, 2008 and 2007, respectively, primarily consisting of $4.4 million and $3.0 million, respectively, of advances to unconsolidated related entities to fund operating expenses and $3.3 million and $2.7 million, respectively, of notes receivable from employees and consultants representing loans made to induce the employees and consultants to affiliate with the Company.  The notes receivable from employees and consultants typically are forgiven over a one to five-year period and have tiered maturities from 2009 through 2013.  In addition, at December 31, 2007, the Company had an $8.0 million notes receivable from EFA that was repaid in full in 2008.

SMH earned fees of $2.6 million, $3.4 million, and $2.4 million in 2008, 2007, and 2006, respectively, through the sale of annuity products from HWG Insurance Agency, Inc. (“HWG”).  The sole shareholder of HWG is an employee of SMH.

In December 2006, Ric Edelman organized a new entity, EFA to expand the Edelman financial platform into additional markets outside the Washington, D.C. metropolitan area.  The Company owns a 10% membership interest in EFA.  We committed to initially loan EFA up to $20.0 million to cover its start-up expenses of which $10.0 million has been advanced and subsequently repaid.  Mr. Edelman has guaranteed repayment of the EFA obligation to the extent of funds that will be owed to him by the Company in connection with the purchase of Edelman.  There was no outstanding balance on the Company’s loan to EFA at December 31, 2008.  On January 29, 2009, the Company entered into an agreement (the “Agreement”) whereby the Company will purchase an additional 66% of EFA.  Under the terms of the Agreement, the Company will not be required to loan EFA the remaining $10.0 million provided it fulfills the requirements of the Agreement.  See Note 25 – Subsequent Events.

The Company owns controlling interests in several limited liability companies that act as the general partners in several limited partnerships (the “Partnerships”). The Partnerships pay management fees to the general partners. Certain officers of SMH serve on the boards of directors of entities in which the Partnerships invest.  In addition, SMH has served, and may in the future serve, as the placement agent advisor, offering manager, or underwriter for companies in which the Partnerships invest.

During 2001, the Company formed PTC – Houston Management, L.P. (“PTC”) to secure financing for a new proton beam therapy cancer treatment center to be constructed in Houston.  A former advisory director of SMHG and his family are the principal owners of an entity that is a 50% owner of PTC.  Net operating income recognized by PTC totaled $1.4 million, $248,000, and $593,000 in 2008, 2007, and 2006, respectively, of which $643,000, $118,000, and $296,000, respectively, was attributable to the Company and $716,000, $124,000, and $297,000, respectively, was attributable to the advisory director-owned entity.  During 2007, the Company granted a 5% ownership interest in PTC to an employee who serves as a manager of PTC.  The Company owned 50% of PTC through September 30, 2007 and 45% of PTC thereafter.

23. UNAUDITED QUARTERLY FINANCIAL INFORMATION

	Three Months Ended,
	March 31,	June 30,	Sept. 30,	Dec. 31,
	2008	2008	2008	2008
	(in thousands, except per share amounts)

Total revenue	$40,652	$52,147	$46,014	$54,014

Income (loss) from continuing operations	$1,174	$11,530	$28,256	$(57,965)
Loss from discontinued operations, net of tax	(393)	(273)	(238)	(488)
Net income (loss)	781	11,257	28,018	(58,453)
Less: Net (income) loss attributable to the noncontrolling interest	(2,888)	(5,065)	942	115
Net income (loss) attributable to Sanders Morris Harris Group Inc.	$(2,107)	$6,192	$28,960	$(58,338)

Basic earnings (loss) per common share:
Continuing operations	$(0.07)	$0.24	$1.04	$(2.11)
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.02)
Net earnings (loss)	$(0.08)	$0.23	$1.03	$(2.13)

Diluted earnings (loss) per common share:
Continuing operations	$(0.07)	$0.24	$1.04	$(2.11)
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.02)
Net earnings (loss)	$(0.08)	$0.23	$1.03	$(2.13)

Weighted average common shares
oustanding - basic	24,940	26,760	28,033	27,436

Weighted average common shares
outstanding - diluted	24,940	26,918	28,192	27,436

	Three Months Ended,
	March 31,	June 30,	Sept. 30,	Dec. 31,
	2007	2007	2007	2007
	(in thousands, except per share amounts)

Total revenue	$44,442	$45,188	$45,279	$47,129

Income from continuing operations	$4,701	$5,882	$6,622	$4,706
Loss from discontinued operations, net of tax	(121)	(256)	(193)	(411)
Net income	4,580	5,626	6,429	4,295
Less: Net income attributable to the noncontrolling interest	(1,839)	(4,521)	(4,586)	(4,891)
Net income (loss) attributable to Sanders Morris Harris Group Inc.	$2,741	$1,105	$1,843	$(596)

Basic earnings (loss) per common share:
Continuing operations	$0.12	$0.05	$0.08	$(0.01)
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)
Net earnings (loss)	$0.11	$0.04	$0.07	$(0.02)

Diluted earnings (loss) per common share:
Continuing operations	$0.12	$0.05	$0.08	$(0.01)
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)
Net earnings (loss)	$0.11	$0.04	$0.07	$(0.02)

Weighted average common shares
oustanding - basic	24,611	24,731	24,801	24,959

Weighted average common shares
outstanding - diluted	24,939	25,075	25,095	25,224

24. DISCONTINUED OPERATIONS

During the third quarter of 2006, the Company made the decision to close and closed the activities in the division known as Fixed Income National, which began operations during the first quarter of 2006.  This decision was made due to the division’s inability to achieve sufficient revenue to offset is costs, many of which were in the form of guaranteed salaries and bonuses.  In conjunction with the discontinuance of the Fixed Income National division, during the year ended December 31, 2006, the Company recorded a loss of $3.8 million, net of tax, for operating losses and for costs related to the exit of the business including compensation commitments, abandoned leases, and other expenses.

During the fourth quarter of 2006, the Company made the decision to close and closed Charlotte Capital.  This decision was made due to the continuing decline of assets under management and to the fact that Charlotte Capital was not profitable.  The assets and liabilities of the business consist primarily of accounts receivable from customers and obligations incurred in the normal course of business.  In conjunction with the closure of Charlotte Capital, during the year ended December 31, 2006, the Company recorded a loss of $3.1 million, net of tax, for operating losses and for costs related to the exit of the business, primarily consisting of goodwill impairment.

During the first quarter of 2009, the Company closed three retail offices.  This decision was made due to the offices’ inability to achieve sufficient revenue to offset their costs.  The results of operations for these offices have been reclassified as discontinued operations for all period presented.

A summary of selected financial information of discontinued operations is as follows for the years ended December 31, 2008, 2007 and 2006:

	Year Ended December 31,
	2008	2007	2006
	(in thousands)
Operating activities:
Revenue	$3,503	$3,774	$5,527
Expenses	5,612	5,261	12,904
Goodwill impairment charge	-	-	4,456
Loss from discontinued operations before
noncontrolling interest and income taxes	(2,109)	(1,487)	(11,833)
Noncontrolling interest in net loss of consolidated companies	-	-	203
Loss from discontinued operations before income taxes	(2,109)	(1,487)	(11,630)
Benefit for income taxes	(717)	(506)	(4,214)
Net loss from operations, net of tax	(1,392)	(981)	(7,416)
Costs related to exit of business, net of tax	-	-	(218)
Loss from discontinued operations	$(1,392)	$(981)	$(7,634)

Major classes of assets and liabilities of the Fixed Income National division, Charlotte Capital, and the closed offices accounted for as discontinued operations in the accompanying consolidated balance sheets at December 31, 2008 and 2007 were as follows:

	December 31,
	2008	2007
	(in thousands)
Furniture, equipment, and leasehold improvements, net	$393	$397
Total assets of discontinued operations	$393	$397
Accounts payable and accrued liabilities	$42	$65
Total liabilities of discontinued operations	$42	$65
Noncontrolling interest	$676	$676

25. SUBSEQUENT EVENTS

On January 22, 2009, the Company and its wholly-owned subsidiary SMH, entered into a Contribution Agreement with Pan Asia China Commerce Corp., a Delaware corporation (“PAC3”), Siwanoy Capital, LLC, a New York limited liability company (“Siwanoy”) and Siwanoy Securities, LLC, a New York limited liability company (“New BD”), and a wholly-owned subsidiary of Siwanoy.

Pursuant to the Contribution Agreement (a) PAC3 agreed to subscribe for and purchase a 40% Class A membership interest in Siwanoy in exchange for a cash payment and note and (b) SMH agreed to contribute to New BD the assets, properties, working capital, and rights related and/or pertaining to its investment banking, institutional trading (including equity sales and fixed income sales), New York trading, and research businesses (excluding The Juda Group and the Concept Capital divisions) (the “Capital Markets Business”), including a specified amount of working capital (as adjusted for any profits or losses incurred in the Capital Markets Business between January 1, 2009, and the date of closing) less (i) the value of the accounts receivable contributed to Siwanoy, (ii) the value of certain assets in SMH’s New Orleans, Louisiana office, (iii) the value of certain money security deposits and any advance payments, and (iv) the value of certain securities to be mutually agreed upon by the parties in exchange for a 20% Class A Membership Interest in Siwanoy, cash, and a note issued by Siwanoy to the Company. Current members of management of the Capital Markets Business will retain the remaining 40% membership interest in Siwanoy.

The transaction is expected to close following the filing with and approval by the Financial Industry Regulatory Authority of a new member application by the New BD.

On January 29, 2009, the Company entered into an agreement (the “Agreement”) whereby the parties agreed to make certain amendments to the Edelman purchase agreement dated May 10, 2005 and to the EFA agreements dated December 8, 2006.  The Agreement, as amended, provides that the Company will purchase an additional 66% membership interest in EFA on or before March 31, 2009 for an aggregate consideration consisting of $25.0 million in cash and a subordinated promissory note in the principal amount of $10.0 million.  If the terms of the Agreement are met, the Company will not be required to pay the Third Tranche Consideration under the Edelman purchase agreement and the EFA agreements are terminated.  See Note 2 – Acquisitions and Note 17 – Commitments and Contingencies.

On February 19, 2009, the Company’s board of directors declared a cash dividend for the first quarter of 2009 in the amount of $0.045 per share of common stock.  The cash dividend will be payable on April 16, 2009, to holders of record as of the close of business on April 2, 2009.